UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 21, 2018

Legacy Reserves Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38668	82-4919553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1800 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                      ❑

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Letter Agreements with regards to the Grant of Phantom Units Agreements
On September 20, 2018, in connection with the previously disclosed corporate reorganization, each award previously granted pursuant to the Amended and Restated Legacy Reserves LP Long-Term Incentive Plan, as amended (the “Partnership LTIP”), that was outstanding and unvested immediately prior to the consummation of the corporate reorganization, automatically and without any action on the part of the holder, fully vested or become exercisable in full, as the case may be, and certain of these awards were settled in accordance with each such award’s applicable award agreement.
On December 20, 2018, the Compensation Committee of the Board of Directors of Legacy Reserves Inc. (“Legacy”) approved and adopted a form of letter agreement with regards to the settlement of outstanding phantom units issued under the Partnership LTIP (“Phantom Units”) to be entered into by Legacy and its executive officers, including each of Legacy’s named executive officers, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein (the “Letter Agreement”). On December 21, 2018, Legacy entered into a Letter Agreement with each of the Legacy’s executive officers, including each of Legacy’s named executive officers.
Pursuant to the applicable Letter Agreement, each of the executive officers that are to receive a cash amount in settlement of their Phantom Units (the “Settlement Amount”), including each of the named executive officers, shall receive a portion of their Settlement Amount and forfeit their right to receive any remaining portion of the Settlement Amount without any consideration being paid therefor. The aggregate Settlement Amount to be awarded to all executive officers, including each of the named executive officers, is $13.8 million, and the executive officers, including each of the named executive officers, have agreed to forfeit an aggregate of $7.8 million pursuant to the Letter Agreements, each in proportion to each executive officer’s Settlement Amount.
The foregoing description of the Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Exhibit No.	Description
10.1	Form of Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legacy Reserves Inc.

Date: December 21, 2018	By:	/s/ James Daniel Westcott
James Daniel Westcott
President and Chief Financial Officer

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